Exhibit 99.1
DemandTec Announces Second Quarter Fiscal Year 2009 Financial Results
SAN CARLOS, Calif. — October 2, 2008 — DemandTec, Inc. (NASDAQ: DMAN), a leading provider of on-demand optimization solutions for retailers and consumer products manufacturers, today announced financial results for the second quarter of fiscal year 2009 ended August 31, 2008.
“Our financial performance for our second quarter of fiscal year 2009 is a result of our continued execution against our three point growth strategy of adding new retailers to our customer base, renewing and expanding our relationships with existing retail customers, and selling incremental solutions into our consumer product customer base,” said Dan Fishback, president and chief executive officer of DemandTec. “Our revenue and non-GAAP operating profitability were above the high end of our guidance, and we were able to continue to generate positive cash flow.”
Second Quarter Financial Highlights
Revenue: Revenue was $18.6 million in the second quarter of fiscal 2009, a 27% increase from $14.7 million in the second quarter of fiscal 2008 and a 3% increase from $18.1 million in the first quarter of fiscal 2009.
Gross Profit: GAAP gross profit was $12.8 million in the second quarter of fiscal 2009. Non-GAAP gross profit, which excludes stock-based compensation expense and amortization of intangibles, was $13.4 million in the second quarter of fiscal 2009, an increase of 34% from the second quarter of fiscal 2008 and representing a non-GAAP gross margin of 71.9%.
GAAP Operating and Net Loss: Loss from operations was $1.9 million in the second quarter of fiscal 2009, compared to a loss from operations of $644,000 in the second quarter of fiscal 2008. Net loss was $1.6 million, or ($0.06) per share, in the second quarter of fiscal 2009, compared to net loss of $1.1 million, or ($0.10) per share, in the second quarter of fiscal 2008.
Non-GAAP Operating and Net Income/Loss: Non-GAAP income from operations, which excludes $2.2 million in stock-based compensation expense and $484,000 in amortization of intangibles, was $839,000 in the second quarter of fiscal 2009, compared to non-GAAP operating income of $204,000 in the second quarter of fiscal 2008. Non-GAAP net income was $1.2 million, or $0.04 per diluted share, in the second quarter of fiscal 2009, compared to a non-GAAP net loss of $262,000, or ($0.02) per diluted share, in the second quarter of fiscal 2008.
Cash: Cash, cash equivalents and marketable securities at the end of the second quarter of fiscal 2009 totaled $83.5 million, an increase of approximately $3.0 million from the end of the first quarter of fiscal 2009. The increase in cash, cash equivalents and marketable securities was primarily attributable to cash generated from operations. For this first six months of the fiscal year 2009 ended August 31, 2008, the company generated $7.7 million in cash flow from operations and invested $1.5 million in capital expenditures, resulting in free cash flow of $6.2 million.
Conference Call Information
DemandTec will host a conference call today, October 2, 2008, at 5:00 p.m. ET (2:00 p.m. PT) to discuss the company’s financial results and financial guidance. To access this call, dial (719) 325-4810. A replay of this conference call will be available through October 9, 2008, at (719) 457-0820 using passcode 8439342. A live webcast of this conference call will be available on the “Investor Relations” page of the company’s Web site (www.demandtec.com) and a replay will be archived on the Web site as well.

About DemandTec
DemandTec (NASDAQ: DMAN) enables retailers and consumer products companies to optimize merchandising and marketing decisions, individually or collaboratively, to achieve their sales volume, revenue, and profitability objectives. DemandTec software services utilize DemandTec’s science-based software platform to model and understand consumer behavior. DemandTec customers include more than 140 leading retail and consumer products manufacturers such as Advance Auto Parts, Best Buy, Circle K Stores, ConAgra Foods, Delhaize America, Dr Pepper Snapple Group, Giant-Carlisle, H-E-B Grocery Co., General Mills, Hormel Foods, Monoprix, Safeway and Sara Lee. Connected via the DemandTec TradePoint Network™, DemandTec customers have collaborated online on more than 1.75 million trade deals. For more information, please visit www.demandtec.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the company’s future financial performance, financial condition or results of operations, statements as to the plans of management for future operations, and statements as to management’s beliefs regarding the market’s interest in DemandTec’s solutions. We may, in some cases, use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” and similar expressions to identify these forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include changes in our pricing policies or those of our competitors, fluctuations in demand for our software, our ability to develop and implement in a timely manner new software and enhancements that meet customer requirements, any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of products, general economic conditions in the retail and consumer products markets, the impact of a recession or other adverse economic conditions, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact DemandTec’s business are set forth in DemandTec’s Quarterly Report on Form 10-Q, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future products, features or related specifications that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. DemandTec reserves the right to modify future product plans at any time.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our second quarter of fiscal year 2009 results, including an estimate of non-GAAP operating income and net earnings per share for the third quarter and full year fiscal 2009 that excludes stock-based compensation expenses and amortization of purchased intangible assets. We cannot readily estimate our expected stock-based compensation expenses for these future periods as they depend upon such factors as our future stock price for purposes of computation.
A copy of this press release can be found on the investor relations page of DemandTec’s website at www.demandtec.com.

Investor Contact:
Tim Shanahan
DemandTec, Inc.
(650) 226-4603
tim.shanahan@demandtec.com
Media Contact:
Cassandra Moren
DemandTec, Inc.
(650) 226-4690
cassandra.moren@demandtec.com
DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc. DemandTec TradePoint Network is a trademark of DemandTec Inc.
Source: DemandTec (DMAN)

	DemandTec, Inc.
	Consolidated Balance Sheets
	(in thousands)
	August 31,	February 29,
	2008	2008
	(unaudited)
Current assets:
Cash and cash equivalents	$45,496	$43,257
Marketable securities	30,802	30,547
Accounts receivable, net of allowances	12,175	18,227
Other current assets	4,542	4,161

Total current assets	93,015	96,192

Marketable securities, non-current	7,164	2,085
Property, equipment and leasehold improvements, net	5,211	5,139
Other assets	10,459	10,380

Total assets	$115,849	$113,796

Current liabilities:
Accounts payable and accrued expenses	$11,141	$6,969
Deferred revenue	45,171	44,006
Other current liabilities	456	478

Total current liabilities	56,768	51,453

Deferred revenue, non-current	4,939	11,369
Other long-term liabilities	544	677

Stockholders’ equity:
Common stock	128,379	122,725
Accumulated other comprehensive income	249	-
Accumulated deficit	(75,030)	(72,428)

Total stockholders’ equity	53,598	50,297

Total liabilities and stockholders’ equity	$115,849	$113,796

	DemandTec, Inc.
	Consolidated Statements of Operations
	(in thousands, except per share data)
	(unaudited)
	Three Months Ended August 31,		Six Months Ended August 31,
	2008	2007	2008	2007
Revenue	$18,632	$14,673	$36,686	$27,921
Cost of revenue	5,846	5,015	11,501	9,338

Gross profit	12,786	9,658	25,185	18,583

Operating expenses:
Research and development	6,610	5,066	13,113	10,138
Sales and marketing	5,239	3,876	10,411	7,619
General and administrative	2,497	1,269	4,671	2,398
Amortization of acquired intangible assets	331	91	420	182

Total operating expenses	14,677	10,302	28,615	20,337

Loss from operations	(1,891)	(644)	(3,430)	(1,754)
Other income (expense), net	335	(339)	920	(461)

Loss before provision for income taxes	(1,556)	(983)	(2,510)	(2,215)
Provision for income taxes	12	127	92	138

Net loss	(1,568)	(1,110)	(2,602)	(2,353)

Net loss per share — basic and diluted	$(0.06)	$(0.10)	$(0.10)	$(0.26)

Weighted shares used in per share calculation, basic and diluted	27,204	11,443	26,951	8,974

	DemandTec, Inc.
	Consolidated Statements of Cash Flows
	(in thousands)
	(unaudited)
	Three Months Ended August 31,		Six Months Ended August 31,
	2008	2007	2008	2007

Operating activities:
Net loss	$(1,568)	$(1,110)	$(2,602)	$(2,353)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	736	484	1,408	855
Stock-based compensation expense	2,246	605	4,035	1,001
Amortization and revaluation to fair value of warrants issued in conjunction with debt	—	66	—	183
Amortization of acquired intangible assets	484	243	725	486
Amortization of financing costs	5	43	8	96
Charge on early extinguishment of debt	—	504	—	504
Other	165	113	123	109
Changes in operating assets and liabilities:
Accounts receivable	175	(691)	6,121	1,027
Prepaid expenses and other current assets	(282)	(668)	(212)	(575)
Deferred commissions	263	(12)	436	(413)
Deferred offering costs		508
Other assets	(1,411)	—	(1,396)	(30)
Accounts payable and accrued expenses	2,088	283	3,213	(1,495)
Accrued compensation	1,643	1,418	1,064	888
Deferred revenue	(1,283)	672	(5,265)	5,391

Net cash provided by operating activities	3,261	2,458	7,658	5,674

Investing activities:
Purchases of property, equipment, and leasehold improvements	(401)	(859)	(1,484)	(2,297)
Purchase of marketable securities	(17,040)	(52,743)	(36,054)	(54,193)
Maturities of marketable securities	13,400	2,307	30,720	4,100
Purchase of intangible assets	(200)	—	(200)	-
Removal of cash restriction	—	—	200	-

Net cash provided by (used in) investing activities	(4,241)	(51,295)	(6,818)	(52,390)

Financing activities:
Proceeds from issuance of common stock, net of repurchases	557	103	1,596	142
Net cash proceeds from initial public offering	—	57,702	—	57,629
Increase in liability associated with offering costs	—	1,957	—	2,030
Payments on line of credit	—	(3,000)	—	(3,000)
Payments on notes payable	—	(10,400)	(8)	(10,400)

Net cash provided by financing activities	557	46,362	1,588	46,401

Effect of exchange rate changes on cash and cash equivalents	(199)	(59)	(189)	(44)

Net increase (decrease) in cash and cash equivalents	(622)	(2,534)	2,239	(359)
Cash and cash equivalents at beginning of period	46,118	23,211	43,257	21,036

Cash and cash equivalents at end of period	$45,496	$20,677	$45,496	$20,677

Supplemental information:
Cash paid for interest	$—	$654	$—	$956

Cash paid for income taxes	$13	$119	$177	$125

Accretion to redemption value of preferred stock	$—	$(8)	$—	$-

Deferred offering costs	$—	$(1,334)	$—	$-

Reclassification of preferred stock warrant from liability to additional paid-in capital	$—	$712	$—	$712

Conversion of preferred stock to common stock and additional paid-in capital	$—	$—	$—	$51,144

	DemandTec, Inc.
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(in thousands, except per share data)
	(unaudited)
	Three Months Ended August 31,		Six Months Ended August 31,
	2008	2007	2008	2007
GAAP cost of revenue	$5,846	$5,015	$11,501	$9,338
Deduct:
Stock-based compensation	(465)	(201)	(854)	(300)
Amortization of purchased intangible assets	(153)	(152)	(305)	(304)

Non-GAAP cost of revenue	$5,228	$4,662	$10,342	$8,734

GAAP gross profit	$12,786	$9,658	$25,185	$18,583
Add back:
Stock-based compensation	465	201	854	300
Amortization of purchased intangible assets	153	152	305	304

Non-GAAP gross profit	$13,404	$10,011	$26,344	$19,187

GAAP gross margin	68.6%	65.8%	68.7%	66.6%
Add back:
Stock-based compensation	2.5%	1.4%	2.3%	1.0%
Amortization of purchased intangible assets	0.8%	1.0%	0.8%	1.1%

Non-GAAP gross margin	71.9%	68.2%	71.8%	68.7%

GAAP research and development expense	$6,610	$5,066	$13,113	$10,138
Deduct stock-based compensation	(580)	(176)	(1,172)	(247)

Non-GAAP research and development expense	$6,030	$4,890	$11,941	$9,891

GAAP sales and marketing expense	$5,239	$3,876	$10,411	$7,619
Deduct stock-based compensation	(771)	(136)	(1,211)	(225)

Non-GAAP sales and marketing expense	$4,468	$3,740	$9,200	$7,394

GAAP general and administrative expense	$2,497	$1,269	$4,671	$2,398
Deduct stock-based compensation	(430)	(92)	(798)	(229)

Non-GAAP general and administrative expense	$2,067	$1,177	$3,873	$2,169

GAAP total operating expense	$14,677	$10,302	$28,615	$20,337
Deduct:
Stock-based compensation	(1,781)	(404)	(3,181)	(701)
Amortization of purchased intangible assets	(331)	(91)	(420)	(182)

Non-GAAP total operating expense	$12,565	$9,807	$25,014	$19,454

GAAP loss from operations	$(1,891)	$(644)	$(3,430)	$(1,754)
Add back stock-based compensation and amortization of purchased intangible assets	2,730	848	4,760	1,487

Non-GAAP income (loss) from operations	$839	$204	$1,330	$(267)

GAAP net loss	$(1,568)	$(1,110)	$(2,602)	$(2,353)
Add back stock-based compensation and amortization of purchased intangible assets	2,730	848	4,760	1,487

Non-GAAP net income (loss)	$1,162	$(262)	$2,158	$(866)

GAAP net loss per share, diluted	$(0.06)	$(0.10)	$(0.10)	$(0.26)
Non-GAAP net income (loss) per share, diluted	$0.04	$(0.02)	$0.07	$(0.10)

GAAP weighted shares outstanding, diluted	27,204	11,443	26,951	8,974
Add back dilutive effect of common stock equivalents on non-GAAP net income basis	4,709	—	4,680	-

Non-GAAP weighted shares outstanding, diluted	31,913	11,443	31,631	8,974

GAAP cash flow from operations	$3,261	$2,458	$7,658	$5,674
Deduct purchases of property, equipment and leasehold improvements	(401)	(859)	(1,484)	(2,297)

Non-GAAP free cash flow	$2,860	$1,599	$6,174	$3,377

Use of Non-GAAP Financial Measures
The accompanying press release dated October 2, 2008 contains non-GAAP financial measures. The above table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenue, gross profit, gross margin, operating expenses, income (loss) from operations, net income (loss), net income (loss) per share amounts, weighted average shares outstanding and free cash flow.
Our non-GAAP financial measures generally exclude costs and expenses for (i) amortization of purchased intangible assets related to our acquisition of TradePoint Solutions, Inc. and our acquisition of rights to assortment optimization technology and (ii) stock-based compensation:
     Amortization of Purchased Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with our acquisition of TradePoint Solutions, Inc. and our acquisition of rights to assortment optimization technology, over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.
     Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with equity incentives granted to employees, non-employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors may wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primarily financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.